Exhibit 24
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of TODCO hereby constitutes and appoints Jan Rask, T. Scott O’Keefe and Michael P. Donaldson, and each of them, as his true and lawful attorneys-in-fact and agents with power to act with or without the others and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign the Annual Report on Form 10-K for the year ended December 31, 2006, of TODCO and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/S/ Thomas N. Amonett	February 26, 2007
Thomas N. Amonett

/S/ Suzanne V. Baer	February 26, 2007
Suzanne V. Baer

/S/ R. Don Cash	February 26, 2007
R. Don Cash

/S/ Thomas M Hamilton	February 26, 2007
Thomas M Hamilton

/S/ Thomas R. Hix	February 26, 2007
Thomas R. Hix

/S/ Jan Rask	February 26, 2007
Jan Rask

/S/ Robert L. Zorich	February 26, 2007
Robert L. Zorich